UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                          SCHEDULE 13D

           Under the Securities Exchange Act of 1934
                       (Amendment No. 1)*

              RESURGENS COMMUNICATIONS GROUP, INC.
                       (Name of Issuer)


                    Common Stock, No Par Value
                  (Title of Class of Securities)


                           761269 10 9
                         (CUSIP Number)

Susan M. Klebanoff, Esq. Assistant General Counsel, 201/804-6860
              METROMEDIA COMMUNICATIONS CORPORATION
One Meadowlands Plaza, East Rutherford, New Jersey  07073
        (Name, Address and Telephone Number of Person
       Authorized to Receive Notices and Communications)


                          October 23, 1992
     (Date of Event which Requires Filing of this Statement)



If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               SCHEDULE 13D

CUSIP No.  761269 10 9


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     Metromedia Communications Corporation
     13-2738764


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]



3
SEC USE ONLY



4
SOURCE OF FUNDS*
     WC, AF


5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) [ ]



6
CITIZENSHIP OR PLACE OF ORGANIZATION
     Delaware




NUMBER OF
SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON
WITH

7
SOLE VOTING  POWER   3,879,310 (includes (i) currently exercisable warrants
to purchase 2,500,000 shares of Common Stock; and (ii) 1,379,310 shares of Common Stock issuable upon conversion of a currently exercisable Note.)



8
SHARED VOTING POWER




9
SOLE DISPOSITIVE POWER 3,879,310 (includes (i) currently exercisable warrants to purchase 2,500,000 shares of Common Stock; and (ii) 1,379,310 shares of Common Stock issuable upon conversion of a currently exercisable Note.)



10
SHARED DISPOSITIVE POWER



11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 3,879,310 (includes (i) currently exercisable warrants to purchase 2,500,000 shares of Common Stock; and (ii) 1,379,310 shares of Common Stock issuable upon conversion of a currently exercisable Note.)



12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* [ ]


13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
     38%


14
TYPE OF REPORTING PERSON
     CO



                  *SEE INSTRUCTIONS BEFORE FILLING OUT!
      INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                 AMENDMENT No. 1 TO SCHEDULE 13D


        THIS Amendment No. 1 supplements Schedule 13D (the
"Schedule 13D") filed on May 22, 1992 by Metromedia
Communications Corporation ("MCC"), in the following respects only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):


Item 4.  Purpose of Transaction.

        Item 4 is am ended by adding the following to the fourth paragraph thereof:

   On August 12, 1992, the Resurgens' shareholders approved an amendment to the company's articles of incorporation to effect a recapitalization through a one-for-four reverse stock split (the "Stock Split") pursuant to which every four shares of Resurgens' outstanding stock on such date become and will be exchanged for one new share of Common Stock.
   The Stock Split effectively reduced the number of shares outstanding but did not affect the number of shares authorized for issuance. Therefore, as a result of the Stock Split, Resurgens had a sufficient number of authorized but unissued shares to enable MCC to exercise the Warrants. As a result of the Stock Split, the Note is convertible into 1,379,310 shares of Common Stock, the $4.00 Warrants are now exercisable into 1,250,000 shares of Common Stock at an exercise price of $16.00 per share and the $4.35 Warrants are now exercisable into 1,250,000 shares of Common Stock at an exercise price of $17.40 per share.

        Item 4 is further amended by replacing the last paragraph thereof with the following paragraph:

   On October 23, 1992, MCC and the Issuer entered into a letter of intent (a copy of which is attached hereto as Exhibit K) which provides that MCC and Resurgens will merge into a newly formed entity. The terms of the transaction are set forth in Exhibit L. The consummation of the transaction is subject to the execution and delivery of definitive documentation.


Item 5. Interest in Securities of the Issuer.

        Item 5 is hereby amended by replacing the first paragraph thereto with the following:

        (a) MCC beneficially owns 3,879,310 shares of Common Stock, which figure includes currently exercisable warrants (at $16.00 per share) to acquire 1,250,000 shares of Common Stock, current exercisable warrants to acquire 1,250,000 shares of Common Stock at $17.40 per share, and 1,379,310 shares of Common Stock which is the number of shares of Common Stock into which the Note is convertible. Such 3,879,310 shares constitutes approximately 38% of the outstanding shares of Common Stock of the Issuer: (assuming exercise of the Warrants, and conversion of the Note held by
             MCC).


Item  6.     Contracts, Arrangements, Understandings or
             Relationships with Respect to the Securities of the Issuer.

        Item 6 is hereby amended by adding thereto the following paragraph:

   On October 23, 1992, MCC and the Issuer entered into a letter of intent (a copy of which is attached hereto as Exhibit K) which provides that MCC and Resurgens will merge into a newly formed entity. The terms of the transaction are set forth in Exhibit K. The consummation of the transaction is subject to the execution and delivery of definitive documentation.

Item 7. Material to be Filed as Exhibits.

        The following exhibits are annexed hereto:

        Exhibit K - Letter of Intent; and

        Exhibit L - Press Release.

                            SIGNATURE



        After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:  October 28, 1992


                            Metromedia Communications Corporation



                              By:/s/ Howard Finkelstein
                                 -----------------------------
                                 Howard Finkelstein, President